                                                            Exhibit 11
                                                                 to
                                                  Form 10-Q for the Quarterly
                                                   Period Ended June 30, 1995


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     In thousands, except per share amounts
                                   (Unaudited)

                                                               For the Three Months          For the Six Months
                                                                  Ended June 30,               Ended June 30,
                                                            -------------------------     -------------------------
                                                               1995           1994           1995           1994
                                                            ----------     ----------     ----------     ----------
Income (loss) before cumulative effect of
   accounting change . . . . . . . . . . . . . . . . .         $27,014        $18,720       ($32,581)       $34,366
Cumulative effect of accounting change . . . . . . . .               -              -              -         (2,925)
                                                               -------        -------        -------        -------
Net income (loss). . . . . . . . . . . . . . . . . . .         $27,014        $18,720       ($32,581)       $31,441
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

Weighted average number of common shares
   outstanding . . . . . . . . . . . . . . . . . . . .          66,216         65,311         66,131         65,197

Common share conversions applicable to
   common share options. . . . . . . . . . . . . . . .             445              8            445              8
                                                               -------        -------        -------        -------

Total number of shares for computing primary
   and fully diluted earnings per common share*. . . .          66,661         65,319         66,576         65,205
                                                               -------        -------        -------        -------


EARNINGS PER COMMON SHARE

As reported
   Income (loss) before accounting change. . . . . . .         $   .41        $   .28        $  (.49)       $   .52
   Cumulative effect of accounting change. . . . . . .               -              -              -           (.04)
                                                               -------        -------        -------        -------
   Net income (loss) . . . . . . . . . . . . . . . . .         $   .41        $   .28        $  (.49)       $   .48
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

Primary
   Income (loss) before accounting change. . . . . . .         $   .41        $   .28        $  (.49)       $   .52
   Cumulative effect of accounting change. . . . . . .               -              -              -           (.04)
                                                               -------        -------        -------        -------
   Net income (loss) . . . . . . . . . . . . . . . . .         $   .41        $   .28        $  (.49)       $   .48
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

Fully Diluted
   Income (loss) before accounting change. . . . . . .         $   .41        $   .28        $  (.49)       $   .52
   Cumulative effect of accounting change. . . . . . .               -              -              -           (.04)
                                                               -------        -------        -------        -------
   Net income (loss) . . . . . . . . . . . . . . . . .         $   .41        $   .28        $  (.49)       $   .48
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

Earnings (loss) per common share for the three and six months ended June 30, 1995 and 1994 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings (loss) per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings (loss) per common share by less than three percent or are anti-dilutive.

* For the six-month period ended June 30, 1995, common share conversions applicable to common share options are anti-dilutive for the primary loss per common share calculation and therefore are not included in the calculation.
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